UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 13, 2023, the Board of Directors (the “Board”) of Castle Biosciences, Inc. (the “Company”) adopted a Retirement Policy (the “Policy”) to provide for certain retirement and retention benefits to Eligible Employees (as defined below) upon their voluntary retirement from all employment positions with the Company after attaining the age of 60 and completing at least five years of service with the Company. An employee of the Company will be an “Eligible Employee” for purposes of the Policy if he or she: (i) holds a position at or above the Vice President level on the date of retirement or is otherwise designated as eligible by the Board, an authorized committee thereof or the Company’s Chief Executive Officer (acting in the capacity as a member of the Board), if granted such authority by the Board; (ii) executes a general waiver and release of claims in favor of the Company (the “Release”) and allows such Release to become effective in accordance with its terms; and (iii) provides written notice to the Company of their intent to retire not less than 90 days prior to the retirement date (180 days in the case of the Company’s Chief Executive Officer) and remains employed with the Company through such period.
The Policy provides for the following retirement and retention benefits:
•Acceleration of time-based equity awards. An Eligible Employee will be entitled to acceleration of vesting of any then-outstanding equity awards scheduled to vest during the applicable Vesting Period (as defined below) and that otherwise would have vested based solely on such employee’s continued employment with the Company through the applicable vesting dates, effective as of the date immediately preceding the retirement date.
•Acceleration of performance-based equity awards. An Eligible Employee will be entitled to acceleration of vesting of the portion of any then-outstanding equity awards for which the relevant performance conditions have been achieved prior to the retirement date and that otherwise would have vested during the applicable Vesting Period based solely on such employee’s continued employment with the Company through the applicable vesting dates, effective as of the date immediately preceding the retirement date.
•Extended post-termination exercise period of time-based equity awards. An Eligible Employee will be entitled to exercise outstanding and vested time-based equity awards that were held as of his or her retirement date, including any time-based equity awards that vest pursuant to the accelerated vesting provisions under the Policy, for a period of 12 months following the retirement date.
The Vesting Periods applicable to Eligible Employees under the Policy are set forth below:
•Chief Executive Officer: 24 months, plus an additional six months for each year of service after the age of 66.
•Senior Vice President and above: 18 months, plus an additional three months for each year of service after the age of 66.
•Vice President and below: nine months, plus an additional three months for each year of service after the age of 66.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Frank Stokes
Frank Stokes
Chief Financial Officer
Date: January 20, 2023